UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2024

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2024, the board of directors (the “Board”) of Commercial Metals Company (the “Company”) (i) increased the size of the Board from nine directors to ten directors and (ii) appointed Dennis V. Arriola to serve as a Class II director of the Company effective as of March 19, 2024. As such, Mr. Arriola will stand for re-election at the Company’s 2027 annual meeting of stockholders. A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Arriola currently serves as an Operating Partner for Sandbrook Capital, a private investment firm that focuses on investments that transform the world’s energy infrastructure. From July 2020 to May 2022, Mr. Arriola served as Chief Executive Officer of Avangrid, Inc., a leading sustainable energy company. Mr. Arriola also previously served as Executive Vice President, Group President, and Chief Strategy Officer of Sempra (“Sempra”), a publicly traded energy infrastructure company, from 2017 to July 2020. From 2014 to 2016, Mr. Arriola held various leadership positions at Southern California Gas Company, one of Sempra’s regulated California utilities, serving as Chairman, President and Chief Executive Officer. From 2008 to 2012, Mr. Arriola served as Executive Vice President and Chief Financial Officer for SunPower Corporation, a Silicon Valley-based solar technology company. He also serves on the Board of Directors of ConocoPhillips, Meritage Homes and the Automobile Club of Southern California.

As compensation for his service on the Board, Mr. Arriola will receive the Company’s standard compensation for non-employee directors, including equity incentive awards pursuant to the Company’s 2013 Long-Term Equity Incentive Plan, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 21, 2023. Mr. Arriola will serve on the Audit Committee and the Finance Committee. There are no arrangements or understandings between Mr. Arriola and any other persons pursuant to which Mr. Arriola was named a director of the Company. There are no family relationships between Mr. Arriola and any of the Company’s directors or executive officers, and Mr. Arriola does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Commercial Metals Company on February 20, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: February 20, 2024
	By:	/s/ Jody K. Absher
	Name:	Jody K. Absher
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary